As Filed with the Securities and Exchange Commission on November 28, 2016
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
Registration Statement Under The Securities Act of 1933
Kimberly-Clark Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	39-0394230
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

P.O. Box 619100	75261-9100
Dallas, Texas	(Zip Code)
(Address of Principal Executive Offices)

Kimberly-Clark Corporation 401(k) and Profit Sharing Plan
(Full Title of the Plan)

THOMAS J. MIELKE
Senior Vice President - General Counsel
P.O. Box 619100
Dallas, Texas 75261-9100
(972) 281-1200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.25 par value(1)	15,000,000 shares	$112.80(2)	$1,692,000,000(2)	$196,102.80

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares that may become issuable as a result of any stock split, stock dividend, or similar transactions under the anti-dilution provisions of the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold under the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rule 457(c) thereunder, based on $112.80, the average of the high and low prices of the Common Stock on November 18, 2016, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

By this registration statement, Kimberly-Clark Corporation (the “Corporation” or the “Registrant”) is registering an additional 15,000,000 shares of its common stock, $1.25 par value, issuable under the Plan. The Corporation has previously filed a registration statement relating to 14,000,000 shares of its common stock issuable under the Plan (SEC File No. 333-163891, filed on December 21, 2009). The contents of the prior registration statement are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8. The shares of common stock offered under the Plan are held in the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan Trust.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

(a) See the Exhibit Index, which is incorporated herein by reference. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

(b) The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plan.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 28, 2016.

KIMBERLY-CLARK CORPORATION
(Registrant)

By:	/s/ Thomas J. Falk
Thomas J. Falk
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Thomas J. Falk	Chairman of the Board and Chief Executive Officer and Director (principal executive officer)	November 28, 2016
Thomas J. Falk

/s/ Maria Henry	Senior Vice President and Chief Financial Officer (principal financial officer)	November 28, 2016
Maria Henry

/s/ Michael T. Azbell	Vice President and Controller (principal accounting officer)	November 28, 2016
Michael T. Azbell
Directors

John F. Bergstrom	James M. Jenness
Abelardo E. Bru	Nancy J. Karch
Robert W. Decherd	Christa S. Quarles
Thomas J. Falk	Ian C. Read
Fabian T. Garcia	Marc J. Shapiro
Mae C. Jemison	Michael D. White

By:	/s/ Thomas J. Mielke	November 28, 2016
Thomas J. Mielke Attorney-in-Fact

The Plan

Pursuant to the requirements of the Securities Act of 1933, as amended, the Kimberly-Clark Corporation Benefits Administration Committee, as Plan Administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 28, 2016.

KIMBERLY-CLARK CORPORATION
401(k) AND PROFIT SHARING PLAN

By:	/s/ Nicholas C. Brecker
Nicholas C. Brecker
VP, Global Rewards
Kimberly-Clark Corporation

EXHIBIT INDEX

The following is a list of Exhibits included as part of this Registration Statement. Items marked with an asterisk are filed herewith.

4.1	Amended and Restated Certificate of Incorporation, dated April 30, 2009 (incorporated by reference to Exhibit No. (3)a to the Corporation’s Current Report on Form 8-K filed on May 1, 2009).
4.2	By-Laws, as amended December 14, 2015 (incorporated by reference to Exhibit No. (3)b of the Corporation’s Current Report on Form 8-K filed on December 14, 2015).
4.3*	Kimberly-Clark Corporation 401(k) and Profit Sharing Plan Trust, as amended.
4.4*	Kimberly-Clark Corporation 401(k) and Profit Sharing Plan, as amended.
23.1*	Consent of Deloitte & Touche LLP.
24.1*	Powers of Attorney.
* Filed herewith

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